Exhibit 23.3

Parks & Company, LLC	Phone (954) 719-7569
Certified Public Accountants & Consultants	Fax (954) 719-3704
1761 W. Hillsboro Boulevard, Suite 326
Deerfield Beach, FL 33442
www.parkscpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-3 of our report dated February 28, 2012 relating to the December 31, 2010 financial statements of VitamedMD, LLC.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Parks & Company, LLC
Certified Public Accountants

Deerfield Beach, Florida
January 24, 2013